EXHIBIT 5


                         [BARNES & THORNBURG LETTERHEAD]




                                                                 August 11, 2003



Vectren Corporation
20 N.W. Fourth Street
Evansville, IN 47708

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (No. 333-104186) of Vectren Corporation ("Vectren"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by Vectren of up to $150,000,000 of shares of its common stock, without par value, and related common stock purchase rights (the "Shares"), and in connection with the Registration Statement on Form S-3 (No. 333-107515) of Vectren filed pursuant to the Securities Act, relating to the registration of up to an additional $30,000,000 of Shares (registration statement No. 333-104186, including amendments, incorporated documents, exhibits and financial statements in the form in which such registration statement became effective on June 27, 2003 and registration statement No. 333-107515 in the form in which such registration statement became effective July 31, 2003 are herein referred to collectively as the "Registration Statement"), to be issued and sold under the provisions of the Prospectus dated July 24, 2003 and the Prospectus Supplement dated August 7, 2003 (together, the "Prospectus") relating to the Registration Statement and the Underwriting Agreement, dated August 7, 2003 (the "Underwriting Agreement", between Vectren and Goldman, Sachs & Co., on behalf of the several Underwriters named in Schedule I to the Underwriting Agreement (collectively, the "Underwriters"). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

     Based on that examination and investigation, it is our opinion that:

     When (i) the Shares are issued and delivered by Vectren pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, and (ii) applicable state blue sky laws have been complied with in connection with the offer and sale of the Shares, the Shares will be validly issued, fully paid and nonassessable.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus Supplement and to the filing of this opinion as Exhibit 5.1 to the Form 8-K of Vectren filed with the Securities and Exchange Commission on the date hereof.

                                             Very truly yours,

                                             /s/ Barnes & Thornburg

                                             BARNES & THORNBURG